Exhibit 99.1

Western Alliance Reports Profit of $5.2 million for the First Quarter 2011

PHOENIX--(BUSINESS WIRE)--April 25, 2011--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2011.

First Quarter 2011 Highlights:

  Net income of $0.03 per common share, compared to net loss of $0.17 for the fourth quarter 2010 and $0.03 net loss for the first quarter of 2010
  Pre-tax, pre-provision operating earnings of $25.3 million, up from $25.0 million in fourth quarter 2010 and up 32.4% from $19.1 million in first quarter 20101
  Record net interest income of $61.1 million, compared to $60.9 million in prior quarter and $54.7 million in same quarter last year
  Net interest margin of 4.35%, compared to 4.26% in fourth quarter of 2010 and 4.17% in first quarter last year
  Total loans of $4.28 billion, up $37 million from December 31, 2010 and up $219 million from March 31, 2010
  Total deposits of $5.50 billion, up $159 million from December 31, 2010 and up $307 million from March 31, 2010
  Nonperforming assets (nonaccrual loans and repossessed assets) of 3.3% of total assets, compared to 3.6% in fourth quarter 2010 and 4.2% in first quarter 2010
  Total watch and classified loans (including nonaccrual) of $445 million at March 31, 2011, compared to $452 million at December 31, 2010 and $603 million at March 31, 2010
  Provision for credit losses of $10.0 million, compared to $18.4 million in the fourth quarter 2010 and $28.7 million in first quarter last year
  Net loan charge-offs of $14.6 million, down from $15.9 million for the fourth quarter 2010 and $24.6 million in first quarter last year
  Net income of $5.2 million, including pre-tax loss on repossessed asset valuations/sales of $6.1 million
  Tier I Leverage capital of 9.6% and Total Risk-Based Capital ratio of 13.2%, compared to 9.5% and 14.6% a year ago

Financial Performance

“I’m pleased with our strong start in 2011 with an increase in our top line performance, driven by loan and deposit growth and an expanding margin, and our bottom line performance through increased efficiency and improved asset quality,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “For the first time in three years, each of our operating units was profitable. We continue to make important strides on multiple fronts simultaneously as we achieve total loan growth while reducing higher risk construction and land exposure, and growing our deposits while reducing our funding costs. These successes demonstrate our continued progress toward achieving our full operating potential.”

Ken Vecchione, President and Chief Operating Officer, added, “Western Alliance continues to demonstrate predictability along with improving credit metrics. Over the last several quarters our Company has shown consistent loan growth, improving quarter-to-quarter net interest income, expense discipline, increasing operating leverage, and strong core profitability dynamics. Focus on our long-term objectives, adhering to our straight-forward business model, and the improving backdrop of credit quality help produce our best quarterly financial results since 2007.”

Western Alliance Bancorporation reported net income of $5.2 million in the first quarter 2011, including a net loss from sales/valuation of repossessed assets of $6.1 million and a loss on discontinued operations net of tax of $0.6 million.

The Company reported net income per common share of $0.03 in the first quarter 2011. The income included $0.05 loss from sales/valuations of repossessed assets after tax and a net loss from discontinued affinity credit card operations held for sale net of tax of $0.01.

Total loans increased $37 million to $4.28 billion at March 31, 2011 from $4.24 billion on December 31, 2010. This increase was driven by growth in commercial real estate loans and commercial leases; partially offset by reductions in all other loan types. Geographically, loans outstanding at our Las Vegas, Nevada affiliate decreased by $42 million and increased by $79 million at our other affiliates. Loans increased $219 million from March 31, 2010.

Total deposits increased $159 million to $5.50 billion at March 31, 2011 from $5.34 billion at December 31, 2010, with significant growth in money market/savings accounts and, non-interest bearing demand deposits offset by a decline in certificates of deposits and interest bearing demand deposits. Deposits increased $307 million from March 31, 2010.

Income Statement

Net interest income increased slightly to $61.1 million in the first quarter 2011 from $60.9 million in the fourth quarter 2010 and 11.7 percent compared to the first quarter 2010, propelled by reductions in cost of funds. The net interest margin in the first quarter 2011 was 4.35 percent compared to 4.26 percent in the fourth quarter 2010 and 4.17 percent in the first quarter of 2010.

Operating non-interest income was $6.0 million for the first quarter 2011.1 This performance was a decrease from $6.2 million for the same period in 2010 and the same as fourth quarter of 2010, resulting from the disposition of the majority of our asset management businesses.1

Net revenue was $67.1 million for the first quarter 2011, a slight increase from $66.9 million for the fourth quarter of 2010 and 10.2 percent from net revenue of $60.9 million for the first quarter 2010.1

Operating non-interest expense was $41.8 million for the first quarter 2011, compared to $41.9 million for the fourth quarter of 2010 and the same period in 2010.1 The operating efficiency ratio was 62 percent for the first quarter 2011, compared to 68 percent for the first quarter 2010.1 The Company had 894 full-time equivalent employees at March 31, 2011, compared to 948 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net revenue less its operating non-interest expense.1 For the first quarter 2011, the Company’s performance was $25.3 million, compared to $25.0 million in the fourth quarter 2010 and $19.1 million in the first quarter 2010.1

The provision for credit losses was $10.0 million for the first quarter 2011 compared to $18.4 million for the fourth quarter 2010 and $28.7 million for the first quarter 2010. Nonaccrual loans and repossessed assets were $213 million or 3.3 percent of total assets at March 31, 2011, down from $225 million or 3.6 percent of total assets at December 31, 2010 and $254 million or 4.2 percent of total assets at March 31, 2010. Net loan charge-offs in the first quarter 2011 were $14.6 million or 1.39 percent of average loans (annualized), down from $15.9 million or 1.52 percent of average loans (annualized) for the fourth quarter 2010 and $24.6 million or 2.43% of average loans (annualized) for the first quarter 2010. Loans past due 90 days and still accruing totaled $1.1 million at March 31, 2011, down from $1.5 million at December 31, 2010 and down from $8.4 million at March 31, 2010. Loans past due 30-89 days totaled $30.7 million at quarter end, up from $18.2 million at December 31, 2010 and down from $38.6 million at March 31, 2010. Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 48 percent at March 31, 2011 from 70 percent one year ago.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $6.1 million for the first quarter 2011 compared to $13.0 million in the prior quarter. At March 31, 2011, other repossessed assets were valued at $98 million compared to $108 million at December 31, 2010.

During the first quarter 2011, the Company completed its consolidations of its Alta Alliance Bank subsidiary into Torrey Pines Bank and its First Independent Bank of Nevada subsidiary into Alliance Bank of Arizona doing business as Western Alliance Bank and incurred $0.2 million in merger charges related to these transactions.

Balance Sheet

Gross loans totaled $4.28 billion at March 31, 2011, an increase of $37 million from December 31, 2010 and an increase of $219 million from $4.06 billion at March 31, 2010. At March 31, 2011 the allowance for credit losses was 2.48 percent of total loans down from 2.61 percent at December 31, 2010 and 2.78 percent at March 31, 2010.

Deposits totaled $5.50 billion at March 31, 2011, an increase of $159 million from $5.34 billion at December 31, 2010 and an increase of $307 million from $5.19 billion at March 31, 2010.

Non-interest bearing deposits increased by $11.8 million to $1.46 billion at March 31, 2011 from December 31, 2010 and increased $106.3 million from $1.35 billion at March 31, 2010. Non-interest bearing deposits comprised 26.5 percent of total deposits at March 31, 2011, compared to 26 percent a year ago.

At March 31, 2011 the Company’s loans were 77.8 percent of deposits, compared to 78.2 percent one year earlier and 79.4 percent at December 31, 2010.

Stockholders’ equity at March 31, 2011 was essentially flat at $601.6 million from $602.2 million at December 31, 2010. At March 31, 2011, tangible common equity was 6.8 percent of tangible assets1 and total risk-based capital was 13.2 percent of risk-weighted assets.

Total assets increased 5 percent to $6.40 billion at March 31, 2011 from $6.10 billion at March 31, 2010 and increased 3.4 percent from $6.19 billion at December 31, 2010.

Operating Unit Highlights

Bank of Nevada reported that loans declined $42 million during the first quarter of 2011 and declined $141 million during the last 12 months to $1.87 billion at March 31, 2011. Deposits increased slightly since December 31, 2010 and increased $123 million over the last twelve months to $2.39 billion. Net income for Bank of Nevada was $0.9 million during the first quarter 2011, compared with net losses of $5.8 million for the fourth quarter of 2010 and $3.0 million during the first quarter 2010.

Western Alliance Bank reported loan growth of $39 million during the first quarter 2011 and an increase of $190 million during the last 12 months to $1.34 billion. Deposits increased $22 million in the first quarter and decreased $18 million during the last 12 months to $1.69 billion. Net income for Western Alliance Bank was $4.9 million during the first quarter 2011 compared with net income of $3.6 million during the fourth quarter of 2010 and a net income of $1.1 million during the first quarter 2010.

Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $40 million during the first quarter 2011 and increased $169 million during the last 12 months to $1.10 billion. Deposits increased $135 million and $201 million to $1.42 billion during the same periods, respectively. Net income for Torrey Pines Bank was $4.0 million during the first quarter 2011 compared with net income of $3.2 million for the fourth quarter of 2010 and net income of $0.5 million during the first quarter 2010.

Attached to this press release is summarized financial information for the quarter ended March 31, 2011.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live audio webcast to discuss its first quarter 2011 financial results at 12:00 p.m. ET on Monday, April 25, 2011. Participants may access the call by dialing 1-866-843-0890 and using passcode: 1293839 or via live audio webcast using the website link: http://www.talkpoint.com/viewer/starthere.asp?Pres=135049. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET, April 25, until 9 a.m. ET, May 9, by dialing 1-877-344-7529 and using the passcode: 449879.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 15

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months
	Ended March 31,
	2011	2010	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,404.8	$6,096.2	5.1%
Loans, net of deferred fees	4,278.0	4,059.1	5.4
Securities and money market investments	1,319.6	781.1	68.9
Federal funds sold	-	2.4	(100.0)
Total deposits	5,497.5	5,190.1	5.9
Borrowings	73.0	20.0	265.0
Junior subordinated and subordinated debt	43.0	102.3	(58.0)
Stockholders' equity	601.6	575.7	4.5

Selected Income Statement Data:
(dollars in thousands)
Interest income	$71,966	$68,734	4.7%
Interest expense	10,868	14,016	(22.5)
Net interest income	61,098	54,718	11.7
Provision for loan losses	10,041	28,747	(65.1)
Net interest income after provision for credit losses	51,057	25,971	96.6
Non-interest income	6,830	14,629	(53.3)
Non-interest expense	48,146	40,843	17.9
Income (loss) from continuing operations before income taxes	9,741	(243)	(4,108.6)
Income tax expense (benefit)	4,029	(1,562)	(357.9)
Income from continuing operations	5,712	1,319	333.1
Loss on discontinued operations, net	(559)	(935)	(40.2)
Net income	$5,153	$384	1,241.9%
Diluted net income (loss) from continuing operations	$0.04	$(0.02)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.01)
Diluted net income (loss) per common share	$0.03	$(0.03)	(200.0)%

Common Share Data:
Diluted net income (loss) per common share	$0.03	$(0.03)	(200.0)%
Book value per common share	$5.72	$6.12	(6.5)%
Tangible book value per share, net of tax (1)	$5.30	$5.62	(5.7)%
Average shares outstanding (in thousands):
Basic	80,794	71,965	12.3
Diluted	81,103	71,965	12.7
Common shares outstanding	82,237	73,031	12.6

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months
	Ended March 31,
	2011	2010	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.33%	0.03%	1,000.0%
Return on average stockholders' equity (1)	3.41	0.27	1,163.0
Net interest margin (1)	4.35	4.17	4.3
Net interest spread	4.06	3.84	5.7
Efficiency ratio - tax equivalent basis (2)	61.89	68.42	(9.5)
Loan to deposit ratio	77.82	78.21	(0.5)

Capital Ratios:
Tangible equity (2)	8.8%	8.8%	0.4%
Tangible common equity (2)	6.8	6.7	1.4
Tier one common equity (2)	8.5	8.2	3.5
Tier 1 Leverage ratio (3)	9.6	9.5	1.1
Tier 1 Risk Based Capital (3)	12.0	12.0	0.0
Total Risk Based Capital (3)	13.2	14.6	(9.6)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.39%	2.43%	(42.8)%
Nonaccrual loans to gross loans	2.67	3.66	(27.0)
Nonaccrual loans and repossessed assets to total assets	3.32	4.17	(20.4)
Loans past due 90 days and still accruing to total loans	0.03	0.21	(85.7)
Allowance for credit losses to loans	2.48	2.78	(10.8)
Allowance for credit losses to nonaccrual loans	92.90	75.78	22.6

(1) Annualized for the three month periods ended March 31, 2011 and 2010.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended
	March 31,
	2011	2010
Interest income:	(dollars in thousands)
Loans	$63,882	$62,350
Investment securities	7,930	6,121
Federal funds sold and other	154	263
Total interest income	71,966	68,734
Interest expense:
Deposits	7,898	12,079
Customer repurchase agreements	86	284
Borrowings	2,182	449
Junior subordinated and subordinated debt	702	1,204
Total interest expense	10,868	14,016
Net interest income	61,098	54,718
Provision for credit losses	10,041	28,747
Net interest income after provision for credit losses	51,057	25,971
Non-interest income
Unrealized (losses) gains on assets/liabilities measured at fair value,net	(509)	301
Securities impairment charges	-	(103)
Gains on sales of investment securities, net	1,379	8,218
Trust and investment advisory services	636	1,213
Service charges	2,284	2,197
Operating lease income	671	964
Bank owned life insurance	1,184	719
Other	1,185	1,120
	6,830	14,629
Non-interest expenses:
Salaries and employee benefits	22,840	21,440
Occupancy	4,854	4,787
Insurance	3,863	3,492
Net loss on sales and valuations of repossessed assets	6,129	(1,014)
Repossessed asset and loan expenses	2,122	2,364
Legal, professional and director's fees	1,366	1,868
Merger related expenses	217	-
Customer service	892	1,065
Intangible amortization	890	907
Marketing	1,157	1,156
Data Processing	848	791
Operating lease depreciation	421	689
Other	2,547	3,298
	48,146	40,843
Income (loss) from continuing operations before income taxes	9,741	(243)
Income tax expense (benefit)	4,029	(1,562)
Income from continuing operations	5,712	1,319
Loss from discontinued operations net of tax benefit	(559)	(935)
Net income	5,153	384
Preferred stock dividends	1,750	1,750
Accretion on preferred stock discount	753	716
Net income (loss) available to common stockholders	$2,650	$(2,082)
Diluted net income (loss) per share	$0.03	$(0.03)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Interest income:	(in thousands, except per share data)
Loans	$63,882	$64,985	$64,273	$64,201	$62,350
Investment securities	7,930	7,054	6,047	5,327	6,121
Federal funds sold and other	154	335	385	472	263
Total interest income	71,966	72,374	70,705	70,000	68,734
Interest expense:
Deposits	7,898	8,652	9,531	11,067	12,079
Borrowings and customer repurchase agreements	2,268	2,097	970	483	733
Junior subordinated and subordinated debt	702	714	736	994	1,204
Total interest expense	10,868	11,463	11,237	12,544	14,016
Net interest income	61,098	60,911	59,468	57,456	54,718
Provision for credit losses	10,041	18,384	22,965	23,115	28,747
Net interest income after provision for credit losses	51,057	42,527	36,503	34,341	25,971
Non-interest income
Mark-to-market (losses) gains, net	(509)	(6,710)	(210)	6,250	301
Gains on sales of investment securities, net	1,379	-	5,460	6,079	8,218
Gain on extinguishment of debt	-	-	-	3,000	-
Securities impairment charges	-	(12)	-	(1,071)	(103)
Trust and investment advisory services	636	608	1,001	1,181	1,213
Service charges	2,284	2,177	2,276	2,319	2,197
Operating lease income	671	864	998	967	964
Bank owned life insurance	1,184	1,027	773	780	719
Other	1,185	1,326	1,869	1,255	1,120
	6,830	(720)	12,167	20,760	14,629
Non-interest expenses:
Salaries and employee benefits	22,840	21,125	21,860	22,161	21,440
Occupancy	4,854	5,075	4,890	4,828	4,787
Insurance	3,863	4,109	4,115	3,759	3,492
Repossessed asset and loan expenses	2,122	2,230	1,918	1,564	2,364
Net (gain) loss on sales and valuations of repossessed assets	6,129	12,991	4,855	11,994	(1,014)
Legal, professional and director's fees	1,366	2,038	1,546	2,139	1,868
Marketing	1,157	982	878	1,045	1,156
Intangible amortization	890	889	901	907	907
Customer service	892	1,050	987	1,154	1,065
Data Processing	848	948	842	793	791
Operating lease depreciation	421	542	627	647	689
Merger related expense	217	1,651	-	-	-
Other	2,547	2,915	2,690	2,271	3,298
	48,146	56,545	46,109	53,262	40,843
Income (loss) from continuing operations before income taxes	9,741	(14,738)	2,561	1,839	(243)
Income tax expense (benefit)	4,029	(4,580)	(79)	(190)	(1,562)
Income (loss) from continuing operations	$5,712	$(10,158)	$2,640	$2,029	$1,319
Loss from discontinued operations, net of tax	(559)	(657)	(631)	(802)	(935)
Net income (loss)	$5,153	$(10,815)	$2,009	$1,227	$384
Preferred stock dividends	1,750	1,750	1,750	1,750	1,750
Accretion on preferred stock	753	734	716	716	716
Net Income (loss) available to common stockholders	$2,650	$(13,299)	$(457)	$(1,239)	$(2,082)
Diluted net income (loss) per share	$0.03	$(0.17)	$(0.01)	$(0.02)	$(0.03)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Assets:	(in millions)
Cash and due from banks	$363.3	$215.8	$615.0	$560.6	$827.6
Federal funds sold	-	0.9	1.0	-	2.4
Cash and cash equivalents	363.3	616.0	616.0	560.6	830.0

Securities and money market investments	1,319.6	1,273.1	929.7	848.6	781.1
Loans:
Commercial	935.9	934.6	876.8	832.8	757.9
Commercial real estate - owner occupied	1,299.5	1,223.1	1,227.7	1,234.1	1,209.3
Construction and land development	391.7	451.5	488.3	532.4	556.9
Commercial real estate - non-owner occupied	1,086.9	1,038.5	981.4	926.0	902.9
Residential real estate	504.5	527.3	533.6	536.1	560.2
Consumer	65.7	71.5	71.4	74.6	77.6
Deferred fees, net	(6.2)	(6.0)	(5.7)	(6.0)	(5.7)
	4,278.0	4,240.5	4,173.5	4,130.0	4,059.1
Allowance for credit losses	(106.1)	(110.7)	(108.2)	(110.0)	(112.7)
Loans, net	4,171.9	4,129.8	4,065.3	4,020.0	3,946.4

Premises and equipment, net	112.0	114.4	116.5	118.7	121.2
Other repossessed assets	98.3	107.7	110.1	104.4	105.6
Bank owned life insurance	131.0	129.8	94.8	94.0	93.2
Goodwill and other intangibles	38.4	39.3	40.2	41.3	42.2
Other assets	170.3	183.1	206.5	171.9	176.5
Total assets	$6,404.8	$6,193.9	$6,179.1	$5,959.5	$6,096.2
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,455.1	$1,443.3	$1,421.7	$1,330.4	$1,348.7
Interest bearing
Demand	521.2	523.8	645.4	611.4	510.2
Savings and money market	2,100.6	1,926.1	1,892.2	1,845.9	1,798.5
Time certificates	1,420.6	1,445.2	1,369.2	1,442.5	1,532.7
Total deposits	5,497.5	5,338.4	5,328.5	5,230.2	5,190.1
Customer repurchase agreements	163.4	109.4	86.8	87.1	169.1
Total customer funds	5,660.9	5,447.8	5,415.3	5,317.3	5,359.2
Borrowings	73.0	73.0	72.9	-	20.0
Junior subordinated and subordinated debt	43.0	43.0	36.3	36.3	102.3
Accrued interest payable and other liabilities	26.3	27.9	34.8	30.0	39.0
Total liabilities	5,803.2	5,591.7	5,559.3	5,383.6	5,520.5
Stockholders' Equity
Common stock and additional paid-in capital	740.9	739.6	737.8	688.2	686.0
Preferred Stock	131.6	130.8	130.1	129.4	128.7
Retained earnings (deficit)	(256.2)	(258.8)	(245.5)	(245.0)	(243.7)
Accumulated other comprehensive income (loss)	(14.7)	(9.4)	(2.6)	3.3	4.7
Total stockholders' equity	601.6	602.2	619.8	575.9	575.7
Total liabilities and stockholders' equity	$6,404.8	$6,193.9	$6,179.1	$5,959.5	$6,096.2

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
	(in thousands)

Balance, beginning of period	$110,699	$108,170	$110,013	$112,724	$108,623
Provision for credit losses	10,041	18,384	22,965	23,115	28,747
Recoveries of loans previously charged-off:
Construction and land development	416	773	214	1,801	409
Commercial real estate	471	13	160	808	22
Residential real estate	269	304	1,209	295	231
Commercial and industrial	829	800	389	573	1,238
Consumer	25	36	47	14	67
Total recoveries	2,010	1,926	2,019	3,491	1,967
Loans charged-off:
Construction and land development	4,198	3,221	3,843	7,921	8,638
Commercial real estate	6,114	7,297	12,813	7,827	5,884
Residential real estate	3,282	3,278	3,695	7,835	5,855
Commercial and industrial	1,407	2,823	5,036	4,602	4,757
Consumer	1,616	1,162	1,440	1,132	1,479
Total loans charged-off	16,617	17,781	26,827	29,317	26,613
Net loans charged-off	14,607	15,855	24,808	25,826	24,646
Balance, end of period	$106,133	$110,699	$108,170	$110,013	$112,724

Net charge-offs (annualized) to average loans outstanding	1.39%	1.52%	2.41%	2.53%	2.43%
Allowance for credit losses to gross loans	2.48	2.61	2.59	2.66	2.78
Nonaccrual loans	$114,246	$116,999	$130,905	$134,264	$148,760
Repossessed assets	98,312	107,655	110,096	104,365	105,637
Loans past due 90 days, still accruing	1,087	1,458	5,667	8,233	8,437
Loans past due 30 to 89 days, still accruing	30,689	18,164	20,432	20,343	38,611
Classified loans (including nonaccrual)	240,737	256,657	285,972	304,270	336,624
Watch loans	204,470	194,905	205,114	257,715	266,734

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended March 31,
	2011			2010
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,277.2	$7,930	2.67%	$823.5	$6,304	3.22%
Federal funds sold and other	0.2	1	2.03%	32.6	53	0.66%
Loans (1)	4,203.2	63,882	6.16%	4,053.5	62,167	6.22%
Short term investments	228.1	131	0.23%	389.8	183	0.19%
Investment in restricted stock	36.8	22	0.24%	41.4	27	0.26%
Total interest earning assets	5,745.5	71,966	5.11%	5,340.8	68,734	5.24%
Non-interest earning assets
Cash and due from banks	121.6			98.2
Allowance for credit losses	(110.5)			(117.7)
Bank owned life insurance	130.2			92.8
Other assets	408.9			400.5
Total assets	$6,295.7			$5,814.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$501.5	$533	0.43%	$450.0	$783	0.71%
Savings and money market	2,007.4	3,566	0.72%	1,784.2	4,676	1.06%
Time certificates of deposit	1,438.9	3,799	1.07%	1,482.6	6,620	1.81%
Total interest-bearing deposits	3,947.8	7,898	0.81%	3,716.8	12,079	1.32%
Borrowings	220.8	2,268	4.17%	229.5	733	1.30%
Junior subordinated and subordinated debt	43.0	702	6.62%	102.4	1,204	4.77%
Total interest-bearing liabilities	4,211.6	10,868	1.05%	4,048.7	14,016	1.40%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,441.4			1,150.2
Other liabilities	29.6			28.8
Stockholders’ equity	613.1			586.9
Total liabilities and stockholders' equity	$6,295.7			$5,814.6
Net interest income and margin		$61,098	4.35%		$54,718	4.17%
Net interest spread			4.06%			3.84%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $481 and $244 for the first quarter ended 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At March 31, 2011	(in millions)
Assets	$2,778.3	$1,979.8	$1,590.7	$728.4	$(672.4)	$6,404.8
Gross loans and deferred fees, net	1,872.1	1,344.6	1,104.1	-	(42.8)	4,278.0
Less: Allowance for credit losses	(70.6)	(19.7)	(15.8)	-	-	(106.1)
Net loans	1,801.5	1,324.9	1,088.3	-	(42.8)	4,171.9
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,390.2	1,693.1	1,416.7	-	(2.5)	5,497.5
Stockholders' equity	310.4	165.8	137.0	608.7	(620.3)	601.6

No. of branches	12	16	11	-	-	39
No. of FTE	407	210	193	84	-	894

Three Months Ended March 31, 2011:
	(in thousands)
Net interest income	$26,428	$19,656	$17,317	(2,303)	$-	$61,098
Provision for credit losses	7,003	1,600	1,437	-	-	10,041
Net interest income (loss) after provision for credit losses	19,425	18,056	15,880	(2,303)	-	51,057
Non-interest income	3,392	2,031	1,739	(332)	-	6,830
Non-interest expense	(21,672)	(12,383)	(10,491)	(3,600)	-	(48,146)
Income (loss) from continuing operations before income taxes	1,145	7,704	7,128	(6,235)	-	9,741
Income tax expense (benefit)	251	2,849	3,106	(2,177)	-	4,029
Income (loss) from continuing operations	894	4,855	4,022	(4,058)	-	5,712
Loss from discontinued operations, net	-	-	-	(559)	-	(559)
Net income (loss)	$894	$4,855	$4,022	$(4,617)	$-	$5,153

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At March 31, 2010:	(in millions)
Assets	$2,775.7	$1,911.4	$1,393.5	$621.5	$(605.9)	$6,096.2
Gross loans and deferred fees, net	2,013.1	1,154.3	934.7	-	(43.0)	4,059.1
Less: Allowance for credit losses	(70.2)	(25.8)	(16.7)	-	-	(112.7)
Net loans	1,942.9	1,128.5	918.0	-	(43.0)	3,946.4
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,267.1	1,710.7	1,215.7	-	(3.4)	5,190.1
Stockholders' equity	295.9	130.5	127.7	580.9	(559.2)	575.8

No. of branches	12	17	9	-	-	38
No. of FTE	441	238	206	63	-	948

Three Months Ended March 31, 2010:	(in thousands)
Net interest income	$25,657	$14,886	$14,314	$(139)	$-	$54,718
Provision for credit losses	22,034	3,988	2,725	0	-	28,747
Net interest income after provision for credit losses	3,623	10,898	11,589	(139)	-	25,971
Non-interest income	7,964	1,866	896	3,446	457	14,629
Noninterest expense	(16,170)	(10,761)	(11,368)	(4,248)	1,704	(40,843)
Income (loss) from continuing operations before income taxes	(4,583)	2,003	1,117	(941)	2,161	(243)
Income tax expense (benefit)	(1,583)	861	628	(1,468)	-	(1,562)
Income (loss) from continuing operations	(3,000)	1,142	489	527	2,161	1,319
Loss from discontinued operations, net	-	-	-	(935)	-	(935)
Net income (loss)	$(3,000)	$1,142	$489	$(408)	$2,161	$384

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
	(dollars in thousands)

Total stockholder's equity	$601,576	$602,174	$619,764	$575,858	$575,779
Less:
Goodwill and intangible assets	38,401	39,291	40,180	41,307	42,214
Total tangible stockholders' equity	563,175	562,883	579,584	534,551	533,565
Less:
Preferred stock	131,580	130,827	130,094	129,378	128,661
Total tangible common equity	431,595	432,056	449,490	405,173	404,904
Add:
Deferred tax	4,461	4,774	5,087	5,400	5,713
Total tangible common equity, net of tax	$436,056	$436,830	$454,577	$410,573	$410,617
Total assets	$6,404,838	$6,193,883	$6,179,146	$5,959,479	$6,096,238
Less:
Goodwill and intangible assets	38,401	39,291	40,180	41,307	42,214
Tangible assets	6,366,437	6,154,592	6,138,966	5,918,172	6,054,024
Add:
Deferred tax	4,461	4,774	5,087	5,400	5,713
Total tangible assets, net of tax	$6,370,898	$6,159,366	$6,144,053	$5,923,572	$6,059,737
Tangible equity ratio (1)	8.8%	9.1%	9.4%	9.0%	8.8%
Tangible common equity ratio (2)	6.8%	7.0%	7.3%	6.8%	6.7%
Common shares outstanding	82,237	81,669	81,503	73,344	73,031
Tangible book value per share, net of tax (3)	$5.30	$5.35	$5.58	$5.60	$5.62

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
	(in thousands)

Total non-interest income	$6,830	$(720)	$12,167	$20,760	$14,629
Less:
Mark-to-market (losses) gains, net	(509)	(6,710)	(210)	6,250	301
Securities impairment charges	-	(12)	-	(1,071)	(103)
Gains on sales of investment securities, net	1,379	-	5,460	6,079	8,218
Gain on extinguishment of debt	-	-	-	3,000	-
Gain on sale of subsidiary	-	-	568	-	-
Total operating non-interest income	5,960	6,002	6,349	6,502	6,213
Add: net interest income	61,098	60,911	59,468	57,456	54,718
Net revenue (4)	$67,058	$66,913	$65,817	$63,958	$60,931

Total non-interest expense	$48,146	$56,545	$46,109	$53,262	$40,843
Less:
Net loss (gain) on sales/valuations of repossessed assets	6,129	12,991	4,855	11,994	(1,014)
Merger related	217	1,651	-	-	-
Goodwill impairment	-	-	-	-	-
Total operating non-interest expense (4)	$41,800	$41,903	$41,254	$41,268	$41,857

Net revenue	$67,058	$66,913	$65,817	$63,958	$60,931
Less:
Operating non-interest expense	41,800	41,903	41,254	41,268	41,857
Pre-tax, pre-provision operating earnings (5)	$25,258	$25,010	$24,563	$22,690	$19,074

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
	(in thousands)

Total operating non-interest expense	$41,800	$41,903	$41,254	$41,268	$41,857
Divided by:
Total net interest income	$61,098	$60,911	$59,468	$57,456	$54,718
Add:
Tax equivalent interest adjustment	481	464	307	149	244
Operating non-interest income	5,960	6,002	6,349	6,502	6,213
	$67,539	$67,377	$66,124	$64,107	$61,175
Efficiency ratio - tax equivalent basis (6)	61.9%	62.2%	62.4%	64.4%	68.4%

	Three Months Ended
	March 31,	March 31,
	2011	2010
	(in thousands)

Stockholder's equity	$601,576	$575,779
Less:
Accumulated other comprehensive (loss) income	(14,741)	4,683
Non-qualifying goodwill and intangibles	34,663	37,269
Other non-qualifying assets	24,057	28,240
Disallowed unrealized losses on equity securities	19	-
Add:
Qualifying trust preferred securities	43,034	42,320
Tier 1 capital (regulatory) (7)	600,612	547,907
Less:
Qualifying non-controlling interests	122	178
Qualifying trust preferred securities	43,034	42,320
Preferred stock	131,580	128,661
Estimated Tier 1 common equity (8)	$425,876	$376,748
Divided by:
Estimated risk-weighted assets (regulatory (8)	$4,996,916	$4,575,838
Tier 1 common equity ratio (8)	8.5%	8.2%

	March 31,	March 31,
	2011	2010
	(in thousands)

Classified assets	$341,618	$461,823
Divide:
Tier 1 capital (regulatory) (7)	600,612	547,907
Plus: Allowance for credit losses	106,133	112,724
Total Tier 1 capital plus allowance for credit losses	$706,745	$660,631
Classified assets to Tier 1 capital plus allowance (9)	48%	70%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2010, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.